Exhibit 99.2
Second Quarter Fiscal Year 2008 Results and Conference Call

Forward-looking Statements This presentation contains forward-looking statements which may be identified by the context of the statement, and generally arise when Centex is discussing its beliefs, estimates or expectations. Such statements include projections, forecasts, and plans and objectives of management for future operations and operating and financial performance, as well as any related assumptions. These statements are not historical facts or guarantees of future performance but instead represent only Centex's belief at the time the statements were made regarding future events, which are subject to significant risks, uncertainties and other factors, many of which are outside of Centex's control. Actual results and outcomes may differ materially from what is expressed or forecast in such statements. These risks and uncertainties are described in greater detail in Centex's most recent Annual Report on Form 10^K for the fiscal year ended March 31, 2007 (including under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations"), as well as recent reports on Form 10-Q and Form 8-K, which are on file with the SEC and may be obtained free of charge through the web site maintained by the SEC at http://www.sec.gov. The factors discussed in these reports include, but are not limited to, the effects of the current downturn in the homebuilding industry; changes in national or regional economic or business conditions, including employment levels and interest rates; competition; customer cancellations; shortages or price changes in raw materials or labor; the effects of recent disruptions in the mortgage financing industry, including tightening of credit and reduction in liquidity; the availability of adequate sources of financing; and other factors that could affect demand for our homes or mortgage loans or the profitability of our operations. All forward-looking statements made in this presentation are made as of the date hereof, and the risk that actual results will differ materially from the expectations expressed in this presentation will increase with the passage of time. Centex makes no commitment, and disclaims any duty, to update or revise any forward-looking statement to reflect future events or changes in Centex's expectations.

Market remains extremely difficult, but Centex is resolute Mortgage lending disruptions and challenged affordability continue to pressure prices Consistent strategy provides confidence in uncertain environment Strong balance sheet Experienced leadership

Actions aligned with strategy Selling homes, minimizing inventory Structuring for profitability Reducing land position Generating cash and enhancing balance-sheet flexibility Aggressively attacking costs

Near-term actions enhance long-term vision Gain strength and share in those markets that will provide the best returns Turn assets faster Consistently generate cash Generate higher returns Apply world-class manufacturing disciplines Achieve sustainably lower cost structure

Second quarter commentary Sales rates still weak and inconsistent Discounts and incentives at historically high levels Continued to reduce supply of land and unsold inventory Total lots owned and controlled continue to decrease Unsold inventory down 28% year-over-year 1.5 completed spec per nbhd, down from 3 at peak Cancellation rate increased 420 bps sequentially to 35.4%

Q2 Homebuilding Operations Revenues down 21% to $2.11 billion Closings down 14% to 7,350 homes Average selling price decreased 8% to $280,816 Sales incentives and discounts reduced margins Discounts and incentives up 440 bps year over year Housing gross margin 15.6% SG&A expenses 14.3% of housing revenues, flat with last year Backlog 5,953 sales (orders), down 13% 9,633 units, down 38% $2.7 billion, down 47%

East 1,117 -8% 1,553 -10% Southeast 729 -11% 965 -26% Central 907 -12% 1,079 -15% Texas 1,267 -26% 1,490 -7% Northwest 791 -21% 1,009 -13% Southwest 1,085 +3% 1,137 -11% Other 57 nmf 117 -34% Total 5,953 -13% 7,350 -14% Homebuilding: Q2 Sales and Closings Sales % Chg Closings % Chg For the Quarter Ended September 30, 2007 nmf = not meaningful figure

Cost reductions and cash flow Homebuilding SG&A reduced by 21% or almost $80 million year-over year Overhead per closing fell by 17% Pursuing an advantaged cost structure Simplifying, standardizing, consolidating Expect to generate about $500 million in cash flow from operations for the full year

Financial services Simplifying product offerings Utilizing more traditional funding structure Right-sizing retail operations Expecting to restore profitability by fiscal year end

Key Messages Market conditions remain difficult Actions aligned with consistent strategy Today's actions will enhance future results

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